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                                                                    Exhibit 23.1

               Consent of Ernst & Young LLP, Independent Auditors

        We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Stock Subscription Warrants of our report dated January 28, 2002 with respect to the consolidated financial statements and schedule of Business Objects, S.A. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

                                                          /s/ ERNST & YOUNG LLP



        San Jose, California
        November 6, 2002